Exhibit 99.1

Syra Health Announces First Quarter Revenue of $1.9 Million, Up 6% YoY

Revenue increase led by Population Health’s 261% YoY Expansion

Gross Margin Improves Substantially to 31.7%, up 14.6 Percentage Points YoY

Continued Efficiency Gains Cut Q1 2025 Net Losses by Over Two Thirds Compared to Q1 2024

A conference call will be held today, Thursday, May 8, at 9:00 am ET

Carmel, Ind., May 8, 2025 / PRNewswire – Syra Health Corp. (OTCQB: SYRA) (“Syra Health” or the “Company”), a healthcare technology company dedicated to powering better health through innovative technology products and services, announced today its financial results for the first quarter ended March 31, 2025.

Q1 2025 Financial Highlights

●	Total revenue of $1.9 million, up 6% compared to $1.8 million in Q1 2024.

○	Revenues, excluding Healthcare Workforce, grew 261% YoY and expanded to 65% of total revenues, compared to 19% of total revenue in Q1 2024.

○	Population Health reached $1.2 million in revenues, more than tripling from $333,000 in Q1 2024, driven by new contracts and extensions, as well as increased contributions from milestone-based revenues.

●	Gross margins expand YoY by 14.6 percentage points to 31.7% in 1Q 2025.

●	Operating Expense decreased 39% YoY, continuing to improve the profitability trajectory.

●	Net Loss reduction to ($472,000) from ($1.4) million in Q1 2024.

●	Cash of $2.5 million and no long-term debt as of March 31, 2025.

2025 Financial Outlook

●	Ongoing federal government-level budgetary revisions are impacting our key customers across state, local, and county government agencies. Given the current variability of the healthcare market, the Company believes it is prudent to withdraw its 2025 guidance at this time. An updated outlook will be provided once these changes are more quantifiable.

●	The Company is continuing to prioritize the higher margin Population Health and Behavioral and Mental Health business units and is also expanding into the private healthcare sector, alongside its public sector work.

Recent Operational Highlights

●	Secured a $2.5 million Population Health contract with a major insurance provider to enhance member health plans using advanced data analytics. The contract, which is set to renew for two additional years at the same value, will be supported by a dedicated team of Syra Health professionals.

●	Secured a one-year, $1.5 million contract extension with Indiana FSSA NeuroDiagnostic Institute, a portion of which has already been received, with the remainder to be recognized over time based on service needs.

●	Awarded a $660,000 Population Health contract extension with a national healthcare organization to improve quality, enhance outcomes, and reduce costs through expert data analysis and member outreach supporting its Healthcare Effectiveness Data and Information Set (HEDIS®).

●	Launched specialized content within Syrenity aimed at supporting individuals living with Post-Traumatic Stress Disorder (PTSD), including evidence-based coping strategies, guided exercises, and expert-led modules.

Management Commentary

Dr. Deepika Vuppalanchi, CEO of Syra Health, said, “We are pleased that we began 2025 with strong momentum, delivering solid revenue growth and significant gross margin expansion, driven by our strategic focus on higher-margin business units. The success of our Population Health business unit underscores the effectiveness of our refined go-to-market strategy and our commitment to addressing critical gaps in healthcare delivery. As we navigate a dynamic healthcare landscape, we remain focused on operational efficiency, innovative digital health solutions, and long-term value creation for our key stakeholders.”

Q1 2025 Financial Results

Revenue for the first quarter of 2025 was $1.9 million, an increase of 6% compared to $1.8 million in the first quarter of 2024. Strong growth was driven by the high-margin Population Health segment, which expanded 261% year-over-year. Within Healthcare Workforce, our long-term contract with the Indiana FSSA NeuroDiagnostic Institute expired, partially offset by the aforementioned contract extension with the same customer.

Gross profit margin was 31.7% in the first quarter of 2025, a 14.6 percentage point expansion compared to 17.1% in the prior year period. This improvement was related to the phase out of certain lower-margin Healthcare Workforce contracts and a shift towards higher-margin Population Health contracts. The year-over-year margin expansion also reflects a $120,000 reclassification of expenses from cost of services to selling, general, and administrative expenses in the year-ago period.

Total operating expenses for the first quarter of 2025 were $1.1 million compared to $1.7 million in the first quarter of 2024, a decline of 39% compared to the year-ago period. The reduction was driven by operational efficiency gains and disciplined cost management, which was partially offset by the aforementioned reclassification of expenses.

Adjusted EBITDA for the first quarter of 2025 was ($462,000), a significant improvement compared to ($1.4) million in the prior year.

Net loss for the first quarter of 2025 was ($472,000) compared to ($1.4) million in the first quarter of 2024. This improvement of over 3x versus the year-ago period was driven by our operational restructuring efforts, a continuation of trends that began last year. Earnings per share for the first quarter of 2025 were ($0.04), compared to ($0.22) in the year-ago period.

Conference Call

Management will hold a conference call to discuss the full-year financial results at 9:00 am ET on May 8, 2025.

Interested parties can listen to the live webcast and access the replay after the call through the same link available in the Investor Relations section of the Company’s website at https://ir.syrahealth.com/presentations/Q1-2025-earnings-call.

SYRA HEALTH CORP.

BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$2,490,585	$2,395,405
Accounts receivable, net	945,856	680,827
Other current assets	210,788	276,563
Total current assets	3,647,229	3,352,795

Property and equipment, net	20,550	27,347
Right-of-use asset	54,771	299,190

Total assets	$3,722,550	$3,679,332

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$325,027	$101,690
Accrued expenses	211,867	230,383
Deferred revenue	599,213	16,611
Current portion of operating lease liability, related party	54,771	111,978
Notes payable	75,036	152,887
Total current liabilities	1,265,914	613,549

Non-current portion of operating lease liability, related party	-	187,212

Total liabilities	1,265,914	800,761

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares designated, issued and outstanding	-	-
Class A common stock, $0.001 par value, 100,000,000 shares authorized, 11,339,169 and 8,979,204 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	11,339	8,979
Convertible class B common stock, $0.001 par value, 5,000,000 shares authorized, 6000,000 and 833,334 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	600	833
Additional paid-in capital	11,741,155	11,692,952
Accumulated deficit	(9,296,458)	(8,824,193)
Total stockholders’ equity (deficit)	2,456,636	2,878,571

Total liabilities and stockholders’ equity (deficit)	$3,722,550	$3,679,332

SYRA HEALTH CORP.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2025	2024

Net revenues	$1,857,774	$1,752,340
Cost of services	1,268,618	1,452,561
Gross profit	589,156	299,779

Operating expenses:
Salaries and benefits	507,207	736,303
Professional services	224,026	194,580
Research and development expenses	37,173	277,548
Selling, general and administrative expenses	287,287	522,757
Depreciation	6,797	12,545
Total operating expenses	1,062,490	1,743,733

Operating loss	(473,334)	(1,443,954)

Other income (expense):
Interest income	4,298	981
Interest expense	(3,229)	(4,077)
Total other income (expense)	1,069	(3,096)

Net loss	$(472,265)	$(1,447,050)

Weighted average common shares outstanding - basic and diluted	11,587,058	6,495,213
Net loss per common share - basic and diluted	$(0.04)	$(0.22)

SYRA HEALTH CORP.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(472,265)	$(1,447,050)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,797	12,545
Common stock issued for services	2,586	18,875
Non-cash lease expense	-	31,373
Stock-based compensation, stock options	32,944	14,140
Changes in operating assets and liabilities:
Accounts receivable	(265,029)	314,951
Accounts receivable, related party	-	(31,510)
Other current assets	65,775	7,900
Right-of-use asset	244,419	-
Accounts payable	223,337	182,576
Deferred revenue	582,602	6,108
Accrued expenses	(18,516)	120,720
Operating lease liability	(244,419)	(31,373)
Net cash provided by/(used in) operating activities	158,231	(800,745)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(5,619)
Net cash used in investing activities	-	(5,619)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received on exercise of warrants	14,800	850,129
Repayments on notes payable	(77,851)	(85,883)
Net cash provided by/(used in) financing activities	(63,051)	764,246

NET CHANGE IN CASH AND CASH EQUIVALENTS	95,180	(42,118)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,395,405	3,280,075
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,490,585	$3,237,957

SUPPLEMENTAL INFORMATION:
Interest paid	$3,229	$4,077
Income taxes paid	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Class B common stock to Class A common stock	$2,333	$-

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measure in this release and the accompanying tables: adjusted EBITDA. We use this non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe it is useful to investors as a supplement to GAAP measures in analyzing, trending, and benchmarking the performance and value of our business. However, this measure is not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see the table below.

SYRA HEALTH CORP.

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(UNAUDITED)

	Quarter Ended
	March 31, 2024	March 31, 2025
Net Income	($1,447,050)	($472,265)
Interest expense	4,077	3,229
Depreciation expense	12,545	6,797
Taxes	-	-
Adjusted EBITDA	($1,430,428)	($462,239)

About Syra Health

Syra Health is a healthcare technology company that powers better health in critical areas such as mental health, population health, and the healthcare workforce. The company’s leading-edge technology products and innovative services focus on prevention, access, and affordability. With a commitment to improving health, Syra Health is advancing healthcare solutions nationwide and around the world. For more information, please visit www.syrahealth.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include but are not limited to, statements relating to the expected use of proceeds, the Company’s operations and business strategy, and the Company’s expected financial results. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty, and changes in circumstances. Investors should read the risk factors set forth in our Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

For Media Inquiries:

Christine Drury

Director of Corporate Communications

Syra Health

463-345-5180

christined@syrahealth.com

For Investor Inquiries:

Corbin Woodhull

Managing Director, Global Advisory

Hayden IR

602-476-1821

corbin@haydenir.com

-7-